UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) September 10, 2007

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2007, Veri-Tek International, Corp. (the “Company”) closed a $9.0 million private placement of its common stock (the “Private Placement”) pursuant to the terms of a Securities Purchase Agreement entered into among the Company and certain institutional investors on August 30, 2007 (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, Veri-Tek sold 1,500,000 shares of its common stock. Roth Capital Partners, LLC (“Roth”) acted as exclusive placement agent for the Private Placement and received cash (and will be entitled to receive a warrant as set forth below) as a placement agent fee.

In connection with the Private Placement, the Company agreed to file a registration statement covering resales by the investors of the Company’s common stock issued in the Private Placement, including those shares of common stock issuable upon exercise of the warrant to be issued to Roth Capital Partners, LLC.

The description of the terms and conditions of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2007 and incorporated herein by this reference. This document is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of an engagement letter, dated August 13, 2007, entered into with Roth, the Company is obligated to issue to Roth (as a placement agent fee) a warrant to purchase 105,000 shares of the Company’s common stock at an exercise price of $7.18 per share. The Company will issue such warrant to Roth as soon as it receives approval from the American Stock Exchange to list the shares of common stock issuable upon exercise of such warrant.

The warrant will be issued to Roth without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The description of the terms and conditions of the warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of warrant to be issued to Roth attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. This document is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Item 7.01 Regulation FD Disclosure.

On September 11, 2007, the Company announced that it had closed the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer

Date: September 11, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Warrant to be issued to Roth Capital Partners, LLC.

99.1	Press release of Veri-Tek International, Corp., dated September 11, 2007.